                                                                     EXHIBIT 4.1

                                                                  Execution Copy


            AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT THERETO


                  This Second Amendment dated as of November 14, 2001 (this "Second Amendment"), among Oxford Automotive, Inc., a Michigan corporation (the "Company"), the Subsidiary set forth on the signature pages hereof (the "Borrowing Subsidiary" and together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto and Citicorp USA, Inc., as Administrative Agent (as defined below) amends certain provisions of the Fourth Amended and Restated Credit Agreement, dated as of June 8, 2001, among the Borrowers, the Lenders (as defined therein), the Issuers (as defined therein), Citicorp USA, Inc., as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined therein), Comerica Bank, in its capacity as syndication agent for the Lenders and the Issuers and Credit Suisse First Boston, in its capacity as documentation agent for the Lenders and the Issuers (such agreement, as amended by the First Amendment ( as defined below) the "Credit Agreement").


                              W I T N E S S E T H:


                  WHEREAS, the Company, the Borrowing Subsidiaries, certain of the Lenders party thereto and the Administrative Agent entered into an amendment to the Credit Agreement dated as of September 27, 2001 (the "First Amendment");


                  WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to extend the effectiveness of the First Amendment and, on the conditions set forth herein, the Requisite Lenders party hereto and the Administrative Agent agree to extend the effectiveness of the First Amendment;


                  WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the consent of the Requisite Lenders is required to amend the First Amendment and the Credit Agreement as set forth herein;


                  NOW, THEREFORE, in consideration of the above premises, the Borrowers, the Requisite Lenders party hereto and the Administrative Agent agree as follows:

         SECTION 1. AMENDMENTS TO THE FIRST AMENDMENT.

                  Effective as of the Amendment Effective Date and subject to the terms and conditions set forth herein the First Amendment is amended as follows:

                           (a) Section 3 (Amendment of Article VI (Negative
Covenants)) is amended by deleting the date "November 15, 2001" wherever it appears and replacing it with the date "11:59 p.m. December 7, 2001".

                           (b) Section 4 (Prohibition on Revolving Credit
Outstandings and Swing Loans) is amended by deleting the date "November 15, 2001" wherever it appears and replacing it with the date "11:59 p.m. December 7, 2001".

                           (c) Section 9 (e) (Reference to and Effect on the
Loan Documents) is amended by deleting the date "November 15, 2001" wherever it appears and replacing it with the date "11:59 p.m. December 7, 2001".

         SECTION 2. INTEREST RATE. Notwithstanding any other provision herein, from November 15, 2001 until the date on which the Company delivers financial statements (in evidence in form and substance satisfactory to the Administrative Agent and the Lenders) evidencing the Borrowers' compliance with each of the financial covenants set forth in Section 6.1 of the Credit Agreement (without giving effect to the First Amendment or this Second Amendment), the principal balance of all Loans and BA Rate Loans and the amount of all other Obligations shall bear interest at a rate which is one percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

         SECTION 3. COVENANTS.

                  (a) The Borrowers shall, and shall cause each other Loan Party, to deliver to each financial institution with which a Loan Party maintains a deposit account, a Securities Account or a Commodities Account, a Blocked Account Letter (with respect to each deposit account) substantially in the form of Annex I hereto (with such changes as may be agreed to by the Collateral Agent) or a Control Account Letter (with respect to each Securities Account and Commodities Account), relating to each such account maintained with such financial institution no later than November 16, 2001 and, further, to use its best efforts to have each Blocked Account Letter or Control Account Letter executed and delivered by the respective financial institution prior to November 30, 2001.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment other than on the currently scheduled date on which each such payment is required to be paid by the terms of such Indebtedness.

                  (c) The Company shall, and shall cause each other Loan Party, to comply with those items listed on Annex II hereto prior to November 30, 2001.

                  (d) Failure of any applicable Loan Party to comply with the foregoing clauses (a) through (c) shall be deemed to be an Event of Default under Section 7.1(c) of the Credit Agreement.

         SECTION 4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS SECOND AMENDMENT. This Second Amendment shall become effective as of November 14, 2001 (the "Amendment Effective Date") on the date when the Administrative Agent shall have received all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient executed copies for each of the Lenders:

                  (a) this Second Amendment executed by the Borrowers and Lenders constituting the Requisite Lenders;

                  (b) the Consent and Agreement to this Second Amendment executed by the Subsidiary Guarantors; and

                  (c) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

         SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Credit Agreement or the First Amendment to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in each other Loan Document, shall mean and be a reference to such agreement as amended hereby.

                  (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  (c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a amendment or waiver of any right, power or remedy of any Lender, any Issuer, the Administrative Agent or the Collateral Agent under the Credit Agreement or any of the Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  (d) This Second Amendment is a Loan Document.

         SECTION 6. RELEASES. In further consideration of the Lenders' execution of this Second Amendment, the Borrowers and each other Loan Party hereby release the Administrative Agent, each Lender and each Issuer and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Loan Parties may have against Releasees which arise from or relate to the Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with any of the Loan Documents, and any third parties liable in whole or in part for the Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which Releasees may have taken prior to the date hereof).

         SECTION 7. COSTS AND EXPENSES.

                  (a) The Borrowers agree to pay on demand in accordance with the terms of Section 9.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent with respect thereto.

         SECTION 8. TITLES. The Section titles contained in this Second Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 9. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 10. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

         SECTION 11. SEVERABILITY. If any term or provision set forth in this Second Amendment shall be invalid or unenforceable, the remainder of this Second Amendment, or the application of such terms or provisions to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

         SECTION 12. SUCCESSORS. The terms of this Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

         SECTION 13. GOVERNING LAW. This Second Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Second Amendment has been duly executed on the date set forth above.

                                  Borrowers:


                                  OXFORD AUTOMOTIVE, INC.


                                  By:   /s/ Aurelian Bukatko
                                        Name:  Aurelian Bukatko
                                        Title:  Executive Vice President & CFO


                                  OXFORD AUTOMOTIVE CANADA LTD



                                  By:   /s/ Aurelian Bukatko
                                        Name:  Aurelian Bukatko
                                        Title:   Vice President & CFO


                                  Administrative Agent:


                                  CITICORP USA, INC.



                                  By:   /s/ Anthony Murphy
                                        Name:  Anthony Murphy
                                        Title: Vice President








                      SIGNATURE PAGE TO AMENDMENT AGREEMENT

                               Lenders:


                               BANK OF MONTREAL




                               By:   _____________________________
                                     Name:
                                     Title:


                               THE BANK OF NEW YORK




                               By:   /s/ Joshua Feldman
                                     Name: Joshua Feldman
                                     Title: Vice President




                               THE BANK OF NOVA SCOTIA




                               By:   _____________________________
                                     Name:
                                     Title:


                               BANKERS TRUST COMPANY




                               By:   _____________________________
                                     Name:
                                     Title:


                               DEUTSCHE BANK CANADA




                               By:   _____________________________
                                     Name:
                                     Title:




                               By:   _____________________________
                                     Name:
                                     Title:









                      SIGNATURE PAGE TO AMENDMENT AGREEMENT

                               CITICORP USA, INC.




                               By:   /s/ Anthony Murphy
                                     Name: Anthony Murphy
                                     Title: Vice President


                               CITIBANK CANADA




                               By:   _____________________________
                                     Name:
                                     Title:


                               COMERICA BANK




                               By:   /s/ Alan S. Carlyle
                                     Name: Alan S. Carlyle
                                     Title: Officer


                               CREDIT SUISSE FIRST BOSTON



                                By:  /s/ Carol Flaton
                                     Name: Carol Flaton
                                     Title: Director



                                By:  /s/ William S. Lutkins
                                     Name: William S. Lutkins
                                     Title: Vice President








                      SIGNATURE PAGE TO AMENDMENT AGREEMENT

                               CREDIT SUISSE FIRST BOSTON CANADA




                               By:   _____________________________
                                     Name:
                                     Title:




                               By:   _____________________________
                                     Name:
                                     Title:


                               FIFTH THIRD BANK, N.A. (formerly, FIFTH
                               THIRD BANK, NORTHWESTERN OHIO, N.A.)




                               By:   /s/ Bruce K. Lee
                                     Name: Bruce K. Lee
                                     Title: Executive Vice President


                               MORGAN GUARANTY TRUST COMPANY OF NEW
                               YORK




                               By:   /s/ Anna Marie Fallon
                                     Name: Anna Marie Fallon
                                     Title:


                               NATIONAL BANK OF CANADA



                               By:   /s/ Jack Jankovic
                                     Name: Jack Jankovic
                                     Title: Vice President



                               By:   /s/ Timothy V. Coleman
                                     Name:
                                     Title: Vice President





                      SIGNATURE PAGE TO AMENDMENT AGREEMENT

                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY.

                  Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Amendment in its capacity as a guarantor under the Guaranty and agrees that the terms of this Second Amendment shall not affect in any way its obligations and liabilities under its guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                   Subsidiary Guarantors:

                                   LOBDELL EMERY CORPORATION
                                   LEWIS EMERY CAPITAL CORPORATION
                                   PARALLEL GROUP INTERNATIONAL, INC.
                                   LASERWELD INTERNATIONAL, L.L.C.
                                   CONCEPT MANAGEMENT CORPORATION
                                   CREATIVE FABRICATION CORPORATION
                                   WINCHESTER FABRICATION CORPORATION
                                   OASP, INC.
                                   OASP II, INC.
                                   RPI HOLDINGS, INC.
                                   RPI, INC.
                                   PRUDENVILLE MANUFACTURING INC.
                                   OXFORD SUSPENSION, INC.
                                   HOWELL INDUSTRIES, INC.
                                   CE TECHNOLOGIES, INC.
                                   TOOL AND ENGINEERING COMPANY
                                   976459 ONTARIO LIMITED

                                   By:  /s/  Aurelian Bukatko
                                        Name:  Aurelian Bukatko
                                        Title:  Vice President & CFO








                      SIGNATURE PAGE TO AMENDMENT AGREEMENT

                                     ANNEX I

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

                                                                          [Date]


[Deposit Account Bank]
[Address]

Ladies and Gentlemen:

         Reference is made to account no. [__________] maintained with you (the "Bank") by [ ] (the "Company") into which funds are deposited from time to time (the "Account"). T[he Company has entered into a Credit Agreement dated as of July 31, 2000, and as security for its obligations thereunder, t]he Company has entered into a Pledge and Security Agreement, dated as of August 1, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pledge and Security Agreement"), among the Company, certain affiliates of the Company, and Citicorp USA, Inc., as agent for the Secured Parties referred to therein (in such capacity the "Collateral Agent").

         Pursuant to the Pledge and Security Agreement and related documents, the Company has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the "Collateral"). Payments with respect to the Collateral are or hereafter may be made to the Account.

         The Company hereby transfers to the Administrative Agent exclusive control of the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you will comply with instructions originated by the Administrative Agent directing disposition of the funds and other property on deposit in the Account without further consent of the Company, and (ii) acknowledge that the Administrative Agent now has exclusive control of the Account, that all funds in the Account shall be transferred to the Administrative Agent as provided herein, that the Account is being maintained by you for the benefit of the Administrative Agent and that all amounts and other property therein are held by you as custodian for the Administrative Agent.

         Except as provided in paragraphs (b)(iv) and (e) below, the Account shall not be subject to deduction, set-off, banker's lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Administrative Agent. By your execution of this letter agreement you also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Administrative Agent as follows:

         (a) Notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and will be maintained for the benefit of the Administrative Agent, will be entitled "Citicorp USA, Inc. [name of Company] Account" and will be subject to written instructions only from an authorized officer of the Administrative Agent.

         ([b) [A post office box (the "Lockbox") has been rented in the name of the Company at the [___________] post office and the address to be used for such Lockbox is:



                                      A1-1

                                [Insert address]

            i.       Your authorized representatives will have access to the
                  Lockbox under the authority given by the Company to the post office and will make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds. You will endorse process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Account in accordance with the procedures set forth below.

            ii.      You will follow your usual operating procedures for the
                  handling of any [checks received from the Lockbox or other] remittance received in the Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

            iii.     You will endorse and process all eligible checks and other remittance items not covered by subparagraph (iv) below and deposit such checks and remittance items in the Account.

            iv.      You will mail all checks returned unpaid because of
                  uncollected or insufficient funds under appropriate advice to the Company (with a copy of the notification of return to the Administrative Agent). You may charge the Account for the amounts of any returned check that has been previously credited to the Account. To the extent insufficient funds remain in the Account to cover any such returned check, the Company shall indemnify you for the uncollected amount of such returned check upon your demand.

            v.       You will maintain a record of all checks and other
                  remittance items received in the Account and, in addition to providing the Company with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items on a daily basis, furnish to the Administrative Agent a monthly statement of the Account to:
                  Citicorp USA, Inc., as Administrative Agent, 388 Greenwich Street, New York, New York 10013, Attention: [____________], with a copy to the Company.](1)

--------------
(1) To be included if the Account is tied to a particular lockbox.


                                      A1-2

         (c) Prior to the delivery to you of a written notice from the Administrative Agent in the form of Exhibit A hereto (a "Blockage Notice"), you are authorized to transfer to the Company, in same day funds, on each business day, the entire balance in the Account to the following account:

                           ABA Number:
                                        -----------------------------

                           [name and address of Company's bank]

                           Account Name:
                                          --------------------------------
                                                 Concentration Account
                           Account Number:
                                           -------------------------------
                           Reference:
                                      ------------------------------------
                           Attn:
                                  ----------------------------------------

                           or to such other account as the Company may from time
                      to time designate in writing.

         (d) From and after the delivery to you of a Blockage Notice, you] will transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Agent, in same day funds, on each business day, the entire balance in the Account to the following account:

                           ABA Number:
                                        ----------------------------------
                           Citibank, N.A.
                           388 Greenwich Street
                           New York, New York 10013

                           Account Name:
                                          --------------------------------
                                                 Concentration Account
                           Account Number:
                                           -------------------------------
                           Reference:
                                      ------------------------------------
                           Attn:
                                  ----------------------------------------

         or to such other account as the Administrative Agent may from time to time designate in writing (the "Administrative Agent Concentration Account").

         (e) All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

         This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Administrative Agent, the Secured Parties referred to in the Credit Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Administrative Agent, the Company and you. You may terminate the letter agreement only upon 30 days' prior written notice to the Company and the Administrative Agent. The Administrative Agent may terminate this letter agreement upon 10 days' prior written notice to you and the Company. Upon such termination you shall close the Account and transfer all funds in the Account to the Administrative Agent Concentration Account or as otherwise directed by the Administrative Agent. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Administrative




                                      A1-3

Agent Concentration Account or as the Administrative Agent may otherwise direct all funds and other property received in respect of the Account.

         This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

         This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Administrative Agent, the Company and you.

         This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         Upon acceptance of this letter agreement it will be the valid and binding obligation of the Company, the Administrative Agent, and you, in accordance with its terms.

                                 Very truly yours,

                                 [                                         ].


                                 By:
                                      ---------------------------------------
                                        Name:
                                        Title:

                                 CITICORP USA, INC, as Administrative Agent



                                 By:
                                      ---------------------------------------
                                        Name:
                                        Title:

Acknowledged and agreed to as of the date first above written:

[                                           ]


By:
     ---------------------------------------
      Name:
      Title:





                                      A1-4

                                    EXHIBIT A
                                       TO

                        DEPOSIT ACCOUNT CONTROL AGREEMENT


                  FORM OF ADMINISTRATIVE AGENT BLOCKAGE NOTICE


[Deposit Account Bank]
[Address]


         Re:      Account No. ____________________ (the "Account")


Ladies and Gentlemen:

         Reference is made to the Account and that certain Deposit Account Control Agreement dated __________, ____ among you, Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent"), and [_____________] (the "Deposit Account Control Agreement"). Capitalized terms used herein shall have the meanings given to them in the Deposit Account Control Agreement.

         The Administrative Agent hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Administrative Agent) to the Agent, in same day funds, on each business day, the entire balance in the Account to the Administrative Agent Concentration Account specified in paragraph (d) of the Deposit Account Control Agreement or to such other account as the Administrative Agent may from time to time designate in writing.

                                   Very truly yours,

                                   CITICORP USA, INC, as Administrative Agent



                                   By:
                                        ---------------------------------------
                                          Name:
                                          Title:




                                      A1-5

                                    ANNEX II

In each case, to the extent the granting of such Collateral would not violate applicable law or the Mexican Facility Documents or result in material adverse tax consequences to the Company and its Restricted Subsidiaries, taken as a whole.

         1. Supplements to the Guaranty to effect a guaranty of the Obligations of the Borrowing Subsidiary hereunder, duly executed by each Mexican Subsidiary of the Company;

         2. Each Additional Foreign Collateral Document (covering, among other things, such pledges of the personal property (including Stock) and real property of Foreign Subsidiaries as the Administrative Agent shall deem appropriate), duly executed by the Mexican Subsidiaries and holders of the Stock thereof, together with, if applicable:

         3. Evidence satisfactory to the Administrative Agent that the Collateral Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral consistent with the provisions set forth in Section 5.8(b), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the applicable Additional Foreign Collateral Document) and (y) copies of all search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Effective Date);

         4. Share certificates representing all of certificated Pledged Stock being pledged pursuant to such Additional Foreign Collateral Documents and stock powers for such share certificates executed in blank; and

         5. All instruments representing Pledged Notes being pledged pursuant to such Additional Foreign Collateral Documents duly endorsed in favor of the Collateral Agent or in blank;

         6. Mortgage Documents with respect to real estate located in Mexico together with (subject in each case to local law): (A) title insurance policies (or the equivalent), satisfactory in form and substance to the Administrative Agent, in its sole discretion; (B) evidence that counterparts of such Mortgage Documents have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority lien on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (C) an opinion of counsel in each jurisdiction in which any such Mortgage Document is recorded in form and substance and from counsel satisfactory to the Administrative Agent;

         7. A favorable opinion of counsel to the Loan Parties in Mexico in form and substance and from counsel satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Issuers and the Lenders; and

         8. Such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request in connection with the foregoing.



                                      A1-6